SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2003

CRYO-CELL International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3165 McMullen Booth Road, Bldg. B, Clearwater, FL	33761
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 450-8000

Not applicable

(Former name or former address, if changed since last report)

Item  5.     OTHER EVENTS.

CRYO-CELL International, Inc. (“CRYO-CELL”) and its subsidiary, Stem Cell Preservation Technologies, Inc. (“SCPT”) have made changes to their Boards of Directors and officers:

•	On January 24, 2003, Ronald B. Richard resigned as Chief Executive Officer and a Director of SCPT to pursue other business interests.

•	On January 29, 2003, Daniel D. Richard, the Chairman of the Board, was appointed as Chief Executive Officer of SCPT. Daniel Richard was a founder of SCPT and served previously as its original Chief Executive Officer.

•	On January 29, 2003, Daniel D. Richard resigned as a Director of CRYO-CELL in order to eliminate any conflicts of interest that might be caused by his simultaneous role as Chief Executive Officer of SCPT and a Director of CRYO-CELL. As the companies have announced previously, CRYO-CELL has declared a stock dividend under which shares of SCPT will be distributed to shareholders of CRYO-CELL, pending the effectiveness of a registration statement filed by SCPT with the Securities and Exchange Commission. The registration statement is currently in the review process with the SEC. After the distribution, SCPT will be a separate publicly held company.

•	On January 29, 2003, Gaby Goubran and Charles Nyberg resigned as members of the Board of Directors of SCPT. Messrs. Goubran and Nyberg remain on the Board of Directors of CRYO-CELL. SCPT is currently seeking additional qualified individuals to serve on its Board. As a result of the resignations of Messrs. Goubran and Nyberg from the SCPT Board and the resignation of Daniel Richard as a Director of CRYO-CELL, there is no longer any overlap between the Boards of CRYO-CELL and SCPT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC. (Registrant)

Date: February 11, 2003	By:	/s/ John V. Hargiss
	Name:	John V. Hargiss
	Title:	President and Chief Executive Officer